UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 19, 2005

SKYWEST, INC.

(Exact name of registrant as specified in its charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road St. George, Utah		84790
(Address of principal executive offices)		(Zip Code)

(435) 634-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                                  Regulation FD Disclosure

On August 15, 2005, SkyWest, Inc. (the “Company”), announced that it had entered into an agreement to acquire all of the issued and outstanding capital stock of Atlantic Southeast Airlines, Inc. (“ASA”).  In connection with the announcement, on August 16, 2005, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission, which contained a summary description of the terms and conditions of the purchase agreement and disclosure regarding potential risks of the acquisition.

On August 17, 2005, Jerry C. Atkin, President and Chief Executive Officer of the Company, was interviewed on Bloomberg’s Open Exchange.  In the interview, Mr. Atkin discussed his expectations regarding certain anticipated results of the prospective acquisition of ASA.  Those expectations are based on a number of assumptions, any or all of which could be inaccurate in small or large degree.  Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: potential bankruptcy or restructuring proceedings involving Delta Air Lines, Inc.; satisfaction of closing conditions to the acquisition, including conditions based upon governmental and regulatory actions; the failure to integrate the operations and employees of the Company and ASA and achieve the anticipated synergies as a result of the acquisition; the failure to accurately forecast acquisition-related costs; and the challenges of competing successfully in a highly competitive and rapidly changing industry.  Other factors that may cause actual results to vary from the Company’s expectations include developments associated with fluctuations in the economy and the demand for air travel; bankruptcy proceedings involving United Airlines, Inc.; ongoing negotiations between the Company and its major partners regarding their contractual relationships; variations in market and economic conditions; employee relations and labor costs; rapidly escalating fuel costs; the degree and nature of competition; the Company’s ability to expand services in new and existing markets and to maintain profit margins in the face of pricing pressures; aircraft deliveries; the Company’s ability to obtain financing; and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause actual results to differ from the Company’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission, including the risk factors set forth in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  All forward-looking statements are qualified in their entirety by this cautionary statement.

A copy of the transcript of Mr. Atkin’s interview on Bloomberg’s Open Exchange provided to SkyWest is set forth below.  Such transcript contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements regarding the timing and benefits of the proposed acquisition of ASA, expected synergies, and anticipated future financial operating performance and results.  Such statements encompass the Company’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements.  Forward-looking statements should not be relied upon.  All forward-looking statements included in this report are made as of the date hereof and are based on information available to the Company as of such date.  The Company assumes no obligation and does not intend to update any forward-looking statement.

Beginning of the Transcript:

Interviewer: They’re obviously more confident than the major carriers are about their future and their outlook. The regional commuter is now the U.S.’s fourth biggest airline by market cap. Let’s turn it over to their C.E.O., Jerry Atkin, joining us from Utah this morning. Mr. Atkin, thank you very much for being with us today.

Mr. Atkin: And good morning.

Interviewer: Why this deal, why now?

Mr. Atkin: Well, we’ve been working on expanding our relationship with Delta for a long time now, and this achieves a very meaningful relationship, both for Delta and SkyWest, much bigger one than it’s been. The challenge impacts probably the why now part of the equation. Certainly we understand there was some risk of Delta’s reorganization cap in court or out of court, so the challenge was to put together a relationship that was a good thing for Delta and SkyWest, and that works well both in a court restructuring and an out of court restructuring.  And that’s why now. The opportunity was now, and we were able to do it where it works well for Delta and SkyWest both in either eventuality.

Interviewer: Mr. Atkin, we just want to find out, before we get into any more serious topics, where are you? It just looks like you’re on the side of a road somewhere.

Mr. Atkin: We actually are on the side of a road somewhere, in St. George, Utah.

Interviewer: All right. We just wanted to clarify that. We wanted to also find out a little bit about your business. You are a company that showed revenues are up 40% in the first half of this year, earnings up 10% in the first six months of this year. How do you do that at a time when Delta Airlines reported a loss of $5 billion last year?

Mr. Atkin: Well, the airline industry is a challenging industry, and two things make it work, and that is the highest quality to our customers and the lowest cost, most competitive, most efficient possible. And we at SkyWest have been able to be pretty successful at that, and I think that’s why Delta is looking for us to do even more of that with them, to help in their success in whatever kind of reorganization they do.

Interviewer:  Mr. Atkin, this is Tobias Levkovich from Citigroup. You know, the airline industry, as you said, is very challenging, but it’s also interesting that the successful airlines have really been the ones, if you want to call them the later startups, they don’t have the legacy cost structure, they have different kind of systems, turnaround times are faster. Is that the real way to keep the cost structure down, you don’t have those historical costs associated with your labor unions?

Mr Atkin: Certainly, being a younger carrier and doing things very entrepreneurial without some of the old things is a help, yes, and we are fortunate to be in that position.

Interviewer: Regarding the deal, Mr. Atkin, you paid, as we mentioned, $425 million. Delta paid $700 million for it just about their 3/4 of a percent stake in this company in 1999. How do you feel about this price difference?

Mr. Atkin: Well, that price difference doesn’t have anything to do with what our objectives are as much as something that makes sense today for both Delta and SkyWest. And what made sense 10 years ago and what makes sense today is different. The industry is different today, and we were a lower price made sense to both Delta and us, and there’s more than just the price involved in this, what is achieved strategically for both partners.

Interviewer: Mr. Atkins, you shared, if this is going to be earnings accreditive and by how much.

Mr. Atkin: The earnings are expected to be accreditive by something like 50%.

Interviewer: When would you expect that to start happening?

Mr. Atkin: As soon as it’s closed. And the closing is expected to be something like 30 days from now, but there are two regulatory approvals that need to be occurred, that need to occur, and then, of course, there’s the time we actually achieve that and report the quarter, so it actually will take a little time before there’s enough public information to actually demonstrate that we’re able to achieve what we think we’ll be able to.

Interviewer: The other question many analysts had several months ago before the announcement is all the cash that you had and what you were going to do with it. This is certainly one avenue. There was also some speculation about whether or not you were going to be buying more planes. Is that something that is what you’re thinking about right now?

Mr. Atkin: Well, all of the above. But to do this transaction, we already have somewhere around 20 additional aircraft deliveries planned and on order at SkyWest airlines. And with this transaction, we end up with 26 additional airplane deliveries through this transaction with Delta, airplanes that could be placed either way, those are yet to come from today going forward to the next two years. So we have somewhere a little in excess of 40 airplanes that are currently on order for delivery in our combined companies over the next two years. That’s if we don’t do additional things, which we certainly continue to look at doing.

Interviewer: The price of oil, the impact on you?

Mr. Atkin: It’s very high, and it makes the industry very difficult, and even more important, to be efficient and cost effective as we are.

Interviewer: Do you have to put on more hedge? I mean, do you hedge yourself? How are you going to deal with it?

Mr. Atkin: There is a hedging arrangement between us and our major partners that’s almost more complicated than can be explained, except that it exists that way.

Interviewer: And does it protect you for how long or against how high oil prices?

Mr. Atkin: The arrangement involves our major carriers pricing, the ultimate product, and them taking a significant part of the fuel price risk under the idea that the fuel price and the ticket price move together. So our major carrier partners, in this case Delta, takes most of that risk.

Interviewer: There’s also a question about unionization. Currently your workers are not unionized. Are you looking into unionization of your workers as you acquire other companies?

Mr. Atkin: Well, ASA does have three unions. SkyWest has no unions. And I should mention that we intend to operate those separately, as separate, wholly-owned subsidiaries so that the management and operations are very close to what they do. And they will be dealt with separately in that way. So we don’t really expect a labor crossover or a change in the labor issues, so it will be a new experience for SkyWest to have a company that does have a labor union, but we expect to have the relationship [end of transcript]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Date: August 19, 2005	By:	/s/ Bradford R. Rich
Bradford R. Rich, Executive Vice President,
Chief Financial Officer and Treasurer